Exhibit 10.34

FORM OF RETENTION BONUS AGREEMENT

THIS RETENTION BONUS AGREEMENT (this “Agreement”) is made as of this 23rd day of March, 2004, between HomeBanc Mortgage Corporation (the “Company”) and              (“Executive”).

BACKGROUND

The Board of Directors has determined that it is in the best interests of the Company to provide the bonus described herein to Executive to assure that the Company will have the continued dedication Executive’s leadership in achieving a successful public offering of the common stock of the Company and its newly formed parent, HomeBanc Corp.

In consideration of the mutual promises set forth below, and for other good and valuable consideration, the sufficiency of which is acknowledged, the Company and Executive hereby agree as follows:

AGREEMENT

1. Effective Date. This Agreement shall be effective as of the date first noted above (the “Effective Date”).

2. Definitions. The following capitalized terms used in this Agreement shall have the meanings assigned to them below:

“Board” means the Board of Directors of the Company.

“Cause” means (i) the willful and continued failure of Executive to perform substantially his/her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, or following Executive’s delivery of notice of termination for Good Reason, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his/her duties, or (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is demonstrably injurious to the Company, or (iii) the conviction of Executive, or a plea of nolo contendere by Executive to a felony or other crime involving moral turpitude that renders him unfit for the performance of his/her duties to the Company. For purposes of this Agreement, no act or failure to act, on the part of Executive, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of the Company (excluding Executive, if Executive is a member of the Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail. Such finding shall be effective to terminate Executive’s employment for Cause only if Executive was provided reasonable notice of the proposed action and was given an opportunity, together with counsel, to be heard by the Board.

“Public Offering Effective Date” means the earliest of (a) the effective date of the registration statement on Form S-11, filed with the Securities and Exchange Commission on or about March 19, 2004, for a public offering of the common stock of the Company, (b) the date that the Company, in writing, abandons its plan to proceed with the public offering herein described, or (c) June 30, 2004.

“Resignation” means the termination of Executive’s employment with the Company solely as a consequence of Executive’s voluntary decision to do so.

3. Retention Bonus. On April 1, 2004, the Company shall pay to Executive a retention bonus in the amount of $             (the “Retention Bonus”), which will vest and become non-forfeitable on the Public Offering Effective Date, except as provided in the following sentence. If Executive’s employment is terminated by the Company for Cause prior to the Public Offering Effective Date, or in the event of Executive’s resignation, then Executive shall forfeit all right to the Retention Bonus and shall return it to the Company immediately upon such termination of employment for Cause or resignation. If a notice of termination for Cause is delivered to Executive prior to the Public Offering Effective Date and the final determination that Cause exists is made after the Public Offering Effective Date, such termination of employment shall be deemed to have occurred immediately prior to the Public Offering Effective Date, and Executive shall forfeit the Retention Bonus.

4. Successors, Binding Agreement.

(a) The Company will cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b) This Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

5. Notice. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To the Company:	HomeBanc Mortgage Corporation 2002 Summit Boulevard Suite 100 Atlanta, Georgia 30319-1497 Attention: General Counsel
To Executive:

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

6. Miscellaneous.

(a) Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer of the Company as may be specifically designated by the Board.

(b) Waivers. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(c) Entire Agreement. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement shall have no effect on any Employment Agreement that may now or hereafter be in effect between Executive and the Company.

(d) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(g) Arbitration. Any claim or dispute arising under or relating to this Agreement shall be subject to arbitration, and prior to commencing any court action, the parties agree that they shall arbitrate all controversies. The arbitration shall be conducted in Atlanta, Georgia, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. §1, et. seq. The arbitrator(s) shall be authorized to award both liquidated and actual damages, in addition to injunctive relief, but no punitive damages. The arbitrator(s) may also award attorney’s fees and costs, without regard to any restriction on the amount of such award under Georgia or other applicable law. Such an award shall be binding and conclusive upon the parties hereto, subject to 9 U.S.C. §10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction.

(h) No Restriction on Employment Rights. This contract is in relation to certain benefits and compensation only and is not to be construed as an employment contract for a definite term. Nothing in this Agreement shall confer on Executive any right to continue in the employ of the Company or shall interfere with or restrict the rights of the Company, which are expressly reserved, to discharge Executive at any time for any reason whatsoever, with or without Cause. Nothing in this Agreement shall restrict the right of Executive to terminate his/her employment with the Company at any time for any reason whatsoever. As stated above, this Agreement shall have no effect on any Employment Agreement that may now or hereafter be in effect between Executive and the Company.

(signatures on following page)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

HOMEBANC MORTGAGE CORPORATION

By:

Chairman of the Board EXECUTIVE

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